UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To our valued shareholder,

We are quickly approaching this year’s Annual Shareholder Meeting, which takes place on May 31, 2023. Leading up to the annual meeting, all shareholders are encouraged to vote on the items in our proxy statement. It’s important that you make your voice heard and vote your shares.

In 2022, the hard work and commitment of our people drove exceptional results. While our results benefited from a favorable market, our work to meet demand began years ago. We appreciate your support as we continue to work hard, innovate, and provide solutions that meet the growing needs of society reliably, affordably, and responsibly.

This year, we have 16 proposals on the ballot. Our Board of Directors has brought their collective experience in energy, new technologies, climate science, and many other areas to provide a carefully considered response for each one. Their guidance and vote recommendations are meant to steer our company in the best direction for our shared future. We encourage you to vote in line with the Board’s recommendations.

For instructions on how to vote your shares, please reach out to your bank or brokerage firm.

Kind regards,

Investor Relations Team

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com

Your vote is important

You may vote at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to participate in the virtual meeting.

You can vote by proxy conveniently one of the following ways:

Online	Mail

If your control number has 15 digits:

Follow the instructions at

investorvote.com/exxonmobil

If your control number has 16 digits:

Follow the instructions at proxyvote.com

If your control number has any other number of digits:

Follow the instructions you received from your bank, brokerage firm, or other intermediary

Your control number can be found on your proxy card, Notice or the email you’ve received with this material.

Complete, sign, date, and return your proxy card in the enclosed envelope received with your proxy materials. If you receive a Notice and would like to vote by mail, please follow the instructions in the Notice to obtain paper proxy materials.

As a shareholder of ExxonMobil, you’re an owner of ExxonMobil. Our bottom line is your bottom line. Your vote counts. As an XOM shareholder, you have a vote on the direction of the company. Vote your shares before May 31. As a shareholder of ExxonMobil, you’re an owner of ExxonMobil. Our bottom line is your bottom line. Your vote counts. As an XOM shareholder, you have a vote on the direction of the company. Vote your shares before May 31. investor.exxonmobil.com Vote with ExxonMobil Make your voice heard Learn More Like Comment Report
Attention: XOM Shareholders
The XOM proxy vote is open
Get informed before you vote your XOM shares

As an ExxonMobil shareholder, you count on the dividend. And we’re counting on you to vote your shares to protect your investment and support our work to meet the world’s energy needs and reduce emissions. Voting ends May 31.
As an ExxonMobil shareholder you count on the dividend. And we’re counting on you to vote your shares to protect your investment and support our work to mast the world’s energy needs and reduce emissions. Voting ends May 31.
As an ExonMobil charcholder, you count on the dividend. And we’re counting on you to vote your shares to protect your investment and support our work to meet the world’s energy needs and reduce emissions. Voting ands May 31.
As an ExxonMobil shareholder, you count on the dividend. And we’re counting on you to vote your shares to protect your investment and support our work to meet the world’s energy needs and reduce emissions. Voting ends May 31.
Vote with ExxonMobil Make your voice heard.
Attention: XOM Shareholders
The XOM proxy vote is open
Get informed before you vote your XOM shares
Vote your shares before May 31 Learn More Like Comment Report

As an ExxonMobil shareholder, you’re an owner of ExxonMobil. What matters to you? Energy prices? Strengthening energy security? Reducing emissions? Paying a reliable dividend? All of the above? You count on us to deliver value, and we’re counting on you to vote your shares to protect your investment and support our work to meet the world’s energy needs and reduce emissions. Vote by May 31 so that we can continue to deliver exceptional results. Your vote matters. Click here to leam how https://exxonmobil.co/3mzMIP Attention: XOM Shareholders